Exhibit 10.2

SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 25, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and SKILLSOFT CORPORATION, a Delaware Corporation (“SkillSoft”), SMARTCERTIFY DIRECT INC., Florida corporation (“SmartCertify”), and BOOKS24X7.COM, INC., a Massachusetts corporation (“Books”) (SkillSoft, SmartCertify, and Books are hereinafter jointly, severally and collectively referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of July 23, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of July 23, 2004, between Borrower and Bank, and as amended by a certain First Loan Modification Agreement dated as of April 11, 2005, between Borrower and Bank, (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.

1	Bank hereby releases SmartCertify from the Obligations and liabilities under the Loan Agreement and the Existing Loan Documents (except that SmartCertify is not released from any such Obligations and liabilities under any provision of the Loan Agreement or Existing Loan Documents which by its terms expressly survives termination thereof).

2	SkillSoft and Books hereby consent to the Bank’s release of SmartCertify, and Skillsoft and Books each acknowledges and confirms that it remains fully liable under the Loan Agreement and the Existing Loan Documents. SkillSoft and Books each hereby agrees to pay and perform when due all present and future indebtedness, liabilities and Obligations of SkillSoft, SmartCertify, and Books under, based upon, or arising out of the Loan Agreement, the Existing Loan Documents and any instruments and agreements relating thereto. SkillSoft and Books each agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Agreement and the Existing Loan Documents, to the same extent as though SkillSoft and Books were the only borrowers. All present and future Obligations of SmartCertify shall be deemed to refer to all present and future obligations of SkillSoft and Books. All references in the Loan Agreement and the Existing Loan Documents to “Borrower” shall be deemed to refer to SkillSoft and Books only.

4. TERMINATION OF SECURITY INTEREST. Bank shall execute and deliver any and all certificates, documents or other agreements that may be reasonably necessary or desirable to effectuate the release of Bank’s security interest in the assets of SmartCertify, Inc., all at Borrower’s sole cost and expense.

5. FEES. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of July 23, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

7. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 23, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:
SKILLSOFT CORPORATION (as Agent and Borrower)	SILICON VALLEY BANK
By: /s/ Thomas J. McDonald	By: /s/ Jacquelyn Le
Name: Thomas J. McDonald	Name: Jacquelyn Le
Title: Chief Financial Officer	Title: Operations Supervisor

BOOKS24X7.COM, INC
By: /s/ Thomas J. McDonald
Name: Thomas J. McDonald
Title: Chief Financial Officer

     The undersigned, SkillSoft Finance Ltd, hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty dated July 23, 2004 (the “Guaranty”), and (B) a certain Pledge Agreement by Guarantor in favor of Bank dated July 23, 2004 (the “Pledge Agreement”); (ii) acknowledges, confirms and agrees that the Guaranty and Pledge Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, the transactions contemplated hereby, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

SKILLSOFT FINANCE LTD.
By:	/s/ Thomas J. McDonald

Name:	Thomas J. McDonald

Title:	Chief Financial Officer

     The undersigned, Skillsoft Plc, hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated July 23, 2004 (the “Guaranty”); (ii) acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, the transactions contemplated hereby, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Borrower to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

SKILLSOFT PLC
By:	/s/ Thomas J. McDonald

Name:	Thomas J. McDonald

Title:	Chief Financial Officer